                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
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This  Sub-Advisory  Agreement  (this  "Agreement")  is entered  into as of April 2, 2002 by and  between  American  Skandia
Investment Services, Incorporated (the "Investment Manager") and Janus Capital Management LLC (the "Sub-Advisor").

           WHEREAS,  Investment  Manager has entered into an Investment  Management  Agreement dated September 8, 1992 (the
  "Investment  Management Agreement") with American Skandia Trust,, a Massachusetts business trust (the "Trust"), to act as adviser to the AST JanCap Growth Portfolio, a series of the Trust (the "Portfolio");

           WHEREAS,  the Investment  Management  Agreement  provides that  Investment  Manager may, engage a Sub-Advisor to furnish  investment  information and advice to assist Investment Manager in carrying out its  responsibilities  under the
  Investment Management Agreement;

           WHEREAS,  Investment  Manager and the Trustees of the Trust desire to retain  Sub-Advisor  to render  investment adviser services to Investment Manager in the manner and on the terms set forth in this Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement,  Investment
  Manager and Sub-Advisor agree as follows:

           1.     Sub-Advisory Services.
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                  (a)      Sub-Advisor shall,  subject to the supervision of Investment Manager,  manage the investment and reinvestment  of  the  assets  of the  Portfolio.  Sub-Advisor  is  authorized,  in  its  discretion  and  without  prior consultation with Investment Manager, to buy, sell, lend, and otherwise trade in any stocks,  bonds, and other securities and investment  instruments on behalf of the Portfolio,  and so long as consistent with the foregoing,  without regard to the  length  of  time  the  securities  have  been  held  and  the  resulting  rate  of  portfolio  turnover  or any  tax considerations.  Subject to the investment objectives,  policies, and restrictions  concerning the Portfolio set forth in the Trust's  declaration  of trust and in its  registration  statements  under the  Investment  Company Act of 1940,  the majority  or the whole of the  Portfolio  may be invested in such  proportions  of stocks,  bonds,  other  securities  or investment  instruments,  or cash as Sub-Advisor  shall  determine.  Sub-Advisor is responsible  for compliance  with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Portfolio.

                  (b)      Sub-Advisor shall furnish Investment Manager monthly,  quarterly,  and annual reports concerning transactions  and  performance  of the  Portfolio in such form as may be mutually  agreed upon,  and agrees to review the
  Portfolio and discuss the management of it.  Sub-Advisor  shall permit the financial  statements,  books and records with respect to the  Portfolio  to be  inspected  and audited by the Trust,  the  Investment  Manager,  or their agents at all reasonable times during normal business hours.  Sub-Advisor  shall immediately  notify and forward to Investment  Manager any legal  process  served  upon it on behalf of the  Investment  Manager or the Trust.  Sub-Advisor  shall also  provide
  Investment  Manager with such other  information  and reports as may  reasonably be requested by Investment  Manager from time to time.  The  investment  policies and all other  actions of the Portfolio are and shall at all times be subject to the control and direction of Investment Manager and the Trustees of the Trust.

                  (c)      Sub-Advisor shall provide to Investment  Manager a copy of Sub-Advisor's  Form ADV as filed with the Securities  and Exchange  Commission and a list of persons who  Sub-Advisor  wishes to have  authorized to give written and/or oral  instructions  to Custodians of Trust assets for the Portfolio.  Sub-Advisor  will furnish  Investment  Manager from time to time with copies,  properly  certified or otherwise  authenticated,  of all  amendments or  supplements to the foregoing, if any, as soon as reasonably practicable.

           2.     Obligations of Investment Manager and the Portfolio.
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                  (a)      Investment  Manager  regarding such matters as the composition of assets in the Portfolio,  cash requirements and cash available for investment in the Portfolio,  and all other information as may be reasonably  necessary for Sub-Advisor to perform its responsibilities hereunder.

                  (b)      Investment  Manager has herewith  furnished  Sub-Advisor a copy of the Portfolio's  registration statement  currently in effect and agrees during the  continuance  of this Agreement to furnish  Sub-Advisor  copies of any amendments  or  supplements  thereto  before or at the time the  amendments or  supplements  become  effective.  Investment
Manager  agrees to furnish  Sub-Advisor  with minutes of meetings of the Trustees of the Trust  applicable to the Portfolio to the extent they may affect the duties of Investment  Manager,  a certified  copy of any financial  statements or reports prepared for the Trust,  including the Portfolio,  by certified or independent public  accountants,  and with copies of any financial  statements  or reports made by the  Portfolio to its  shareholders  or to any  governmental  body or  securities exchange,  and any further materials or information  which  Sub-Advisor may reasonably  request to enable it to perform its functions under this Agreement.

                  (c)      Investment  Manager  shall  provide  Sub-Advisor  with reports of its  administrator,  Provident
Financial  Processing  Corporation,  on the monitoring of the Portfolio for  compliance  with the  requirements  of Section
817(h) of the IRC and the rules promulgated thereunder.

           3.     Custodian.  Investment  Manager shall provide  Sub-Advisor with a copy of the Portfolio's  agreement with
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the Custodian (the "Custodian")  designated to hold the assets in the Portfolio and any modification  thereto (the "Custody
Agreement")  in advance.  The Portfolio  assets shall be maintained in the custody of the Custodian  identified  in, and in accordance  with the terms and conditions of, the Custody  Agreement.  Sub-Advisor  shall have no liability for the acts or omissions of the Custodian.  Any assets added to the Portfolio shall be delivered directly to the Custodian.

           4.     Rights.  Investment  Manager agrees and  acknowledges  that Sub-Advisor is the sole owner of the name and
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mark  "Janus"  and that all use of any  designation  comprised  in whole or part of  Janus  (a  "Janus  Mark")  under  this
Agreement  shall inure,  to the benefit of  Sub-Advisor.  The use by  Investment  Manager on its own behalf or on behalf of the Portfolio of any Janus Mark in any  advertisement or sales literature or other materials  promoting the Portfolio shall be with the prior  written  consent of  Sub-Advisor.  Investment  Manager shall not, and  Investment  Manager shall use its best efforts to cause the Portfolio not to, without prior written consent of Sub-Advisor,  make  representations  regarding
Sub-Advisor in any disclosure  document,  advertisement  or sales  literature or other  materials  promoting the Portfolio.
Upon termination of this Agreement for any reason,  Investment  Manager shall cease,  and Investment  Manager shall use its best efforts to cause the Portfolio to cease, all use of any Janus Mark(s) as soon as reasonably practicable.

         5.       Expenses.  Investment  Manager  shall assume and pay all its  organizational,  operational,  and business
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expenses not specifically assumed or agreed to be paid by Sub-Advisor pursuant hereto, including,  without limitation,  (a)
interest and taxes;  (b) brokerage  commissions  and other costs in  connection  with the purchase or sale of securities or investment  instruments with respect to the Portfolio;  and (c) custodian fees and expenses.  Any reimbursement of advisory fees required by any expense  limitation  provision  shall be the sole  responsibility  of Investment  Manager.  Investment
Manager and Sub-Advisor  shall not be considered as partners or participants in a joint venture.  Sub-Advisor  will pay its own expenses for the services to be provided  pursuant to this  Agreement to the extent not assumed by  Investment  Manager above, and will not be obligated to pay any expenses of Investment Manager, the Trust, or the Portfolio.

         6.       Purchase and Sale of Assets.
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                  (a)      Absent instructions from Investment Manager to the contrary,  Sub-Advisor shall place all orders for the  purchase and sale of  securities  for the  Portfolio  with brokers or dealers  selected by  Sub-Advisor  which may include brokers or dealers  affiliated with Sub-Advisor.  Sub-Advisor shall hold harmless and indemnify  Investment Manager for any loss,  liability,  cost, damage or expense (including  reasonable  attorneys fees and costs) arising from any claim or demand by any past or present  shareholder of the Portfolio  arising out of the placement of orders for the purchase and sale of securities  for the Portfolio  with brokers or dealers  affiliated  with  Sub-Advisor.  Purchase or sell orders for the  Portfolio  may be  aggregated  with  contemporaneous  purchase  or  sell  orders  of  other  clients  of  Sub-Advisor.
Sub-Advisor  shall use its best efforts to obtain  execution of Portfolio  transactions at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits  received.  However,  Sub-Advisor may select  brokers or dealers on the basis that they  provide  brokerage,  research,  or other  services  or  products  to the
Portfolio and/or other accounts  serviced by Sub-Advisor,  provided that  Sub-Advisor  shall use its best efforts to ensure that such services benefit  Sub-Advisor's  accounts,  including the Portfolio,  equitably.  Sub-Advisor may pay a broker or dealer an amount of  commission  for  effecting a securities  transaction  in excess of the amount of  commission or dealer spread another broker or dealer would have charged for effecting that  transaction if Sub-Advisor  deals in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research  products  and/or  services provided by such broker or dealer.  This  determination,  with respect to brokerage and research services or products,  may be viewed m terms of  either  that  particular  transaction  or the  overall  responsibilities  which  Sub-Advisor  and its affiliates have with respect to the Portfolio and to accounts over which they exercise investment  discretion,  and not all such services or products may be used by  Sub-Advisor in managing the  Portfolio.  Sub-Advisor  shall report on allocations of brokerage  transactions  effected by affiliated  brokers to Investment Manager in accordance with procedures agreed upon by Investment Manager and Sub-Advisor.

                    (b)    Generally,  Sub-Advisor's  primary  consideration in placing Portfolio  securities  transactions with  broker-dealers  for execution is to obtain and maintain the  availability of execution at the best net price and in the  most  effective  manner  possible.  Sub-Advisor  may  consider  sale  of the  shares  of the  Portfolio,  as well as recommendations  of Investment  Manager,  subject to the  requirements  of best net price and most  favorable  execution.
  Consistent with this policy,  Sub-Advisor will take the following into consideration:  the best net price available,  the reliability,  integrity and financial condition of the broker-dealer,  the size of and difficulty in executing the order, and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance of the Portfolio on a continuing basis.

           7.     Compensation  of  Sub-Advisor.  Investment  Manager shall pay to  Sub-Advisor a monthly fee in accordance
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   with the fee schedule  attached to this  Agreement.  Monthly fees shall be calculated  by Investment  Manager based upon the  average  daily net  assets of the  Portfolio  (including  cash or cash  equivalents)  for the  preceding  month for investment  advisory services rendered during that preceding month, and shall be payable to Sub-Advisor by the fifteenth day of the succeeding  month.  The fee for the first month during which  Sub-Advisor  shall render  investment  advisory services under  Agreement  shall be based upon the number of days the account was open in that month.  If this Agreement is  terminated,  the fee shall be based  upon the  number of days the  account  was open  during  the month in which the
   Agreement is terminated.

           8.     Non-Exclusivity.  Investment  Manager and the Portfolio agree that the services of Sub-Advisor are not to
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  be deemed  exclusive and that  Sub-Advisor  and its  affiliates  are free to act as investment  manager and provide other services to various  investment  companies  and other  managed  accounts.  This  Agreement  shall not in any way limit or restrict  Sub-Advisor  or any of its  directors,  officers,  employees,  or agents from buying,  selling,  or trading any securities or other investment  instruments for its or their own account or for the account of others for whom it or they may be  acting,  provided  that such  activities  will not  adversely  affect or  otherwise  impair  the  performance  by
  Sub-Advisor of its duties and  obligations  under this  Agreement.  Investment  Manager and the Portfolio,  recognize and agree that Sub-Advisor may provide advice to or take action with it to other clients,  which advice or action,  including the timing and nature of such  action,  may differ from or be  identical  to advice given or action taken with respect to the Portfolio.  Sub-Advisor  shall for all purposes  herein be deemed to be an independent  contractor and shall,  unless otherwise  provided or  authorized,  have no authority to act for or represent the Portfolio or Investment  Manager m any way or otherwise be deemed an agent of the Portfolio or Investment  Manager other than in  furtherance  of its duties and responsibilities as set forth in this Agreement.

          9.      Liability.  Except  as may  otherwise  be  provided  by the  Investment  Company  Act of 1940 or  federal
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   securities laws, neither Sub-Advisor nor any of its officers,  directors,  employees,  or agents shall be subject to any liability to Investment Manager, the Portfolio,  or any shareholder of the Portfolio for any error of judgment,  mistake of law, or any loss arising out of any investment or other act or omission in the course of,  connected with, or arising out of any service to be rendered under this  Agreement,  except by reason of willful  misfeasance,  bad faith, or gross negligence in the performance of its duties or by reason of reckless  disregard of its obligations and duties under this
   Agreement.  Investment Manager and the Portfolio shall hold harmless and indemnify  Sub-Advisor for any loss, liability, cost,  damage, or expense (including  reasonable  attorneys fees and costs) arising from any claim or demand by any past or present  shareholder of the Portfolio that is not based upon the investment  advice provided by Sub-Advisor  pursuant to this  Agreement.  Sub-Advisor  shall use its best efforts and good faith in performing  its services  hereunder,  but
   Investment  Manager  acknowledges and agrees that Sub-Advisor makes no  representation or warranty,  express or implied, that any level of  performance  or  investment  results  will be achieved by the  Portfolio or that the  Portfolio  will perform comparably with any standard or index, including other clients of Sub-Advisor, whether public or private.

           10.      Termination.  This  Agreement  shall remain in full force and effect for one year from the date hereof,
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   and is renewable  annually  thereafter  by agreement of the parties to this  Agreement  and by specific  approval of the
   Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities  of the  portfolio.  Any such  renewal  shall be  approved by a vote of a majority  of the  Trustees  who are not  interested  persons  under the
   Investment  Company  Act of 1940,  cast in person at a meeting  called for the purpose of voting on such  renewal.  This
   Agreement may be terminated  without penalty at any time by either party upon 60 days written notice to the other party, and will  automatically  terminate in the event of its assignment,  as defined in the Investment Company Act of 1940, or upon termination of the Investment Manager's Agreement with the Trust.

         11.      Amendment.  This  Agreement  may be amended only if such  amendment is  specifically  approved by (a) the
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   vote of a majority of the  outstanding  voting  securities of the Portfolio,  if required by applicable law, and (b) the vote of a majority of those  directors of the Portfolio who are not parties to this  Agreement or interested  persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         12.      General.
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         (a)      Sub-Advisor  may perform its  services  through  any  employee,  officer,  or agent of  Sub-Advisor,  and
   Investment Manager shall not be entitled to the advice, recommendation, or judgment of any specific person.

         (b)      If any term or provision or this Agreement or the application  thereof to any, person or circumstances is held to be invalid or unenforceable to any extent,  the remainder of this Agreement or the application of such provision to other persons or  circumstances  shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         (c)      This Agreement  shall be governed by and interpreted in accordance with the laws of the State of Colorado exclusive of conflicts of laws.

The effective date of this Agreement is April 3, 2002.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:

______________________________                                Name:______________________________
John Birch
Senior Vice President & Chief Operating Officer           Title:________________________________

Date:                                                         Date:
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Attest:                                                       Attest:
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                                                  American Skandia Trust
                                                AST JanCap Growth Portfolio
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A
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An annual rate of .60% of the portion of the average daily net assets of the Portfolio not in excess of $100 million;
plus .55% of the portion over $100 million but not in excess of $1 billion; plus .50% of the portion over $1 billion.